Exhibit 99.1

Press Release

ContraFect Appoints Key Business Executives

Josh Muntner Joins as SVP of Business Development and Paul Boni as Head of Investor Development and Strategy

YONKERS, NY — (Marketwired) — 09/08/15 — ContraFect Corporation (NASDAQ: CFRX) (NASDAQ: CFRXW) (NASDAQ: CFRXZ), a clinical-stage biotechnology company focused on the discovery and development of protein therapeutics and antibody products for life-threatening, drug-resistant infectious diseases, today announced that it has expanded its senior management team with appointments of Josh Muntner as SVP of Business Development and Paul Boni as Head of Investor Development and Strategy.

“We are pleased to have attracted someone of Josh Muntner’s caliber to lead ContraFect’s business development efforts. The wealth of Josh’s life science transaction experience and deep corporate and investment banking relationships will be tremendously valuable as we plan to expand our company through potential acquisitions and corporate partnerships in the anti-infectives field,” said Julia Gregory, President and Chief Executive Officer of ContraFect. “We’re also delighted to have a seasoned investment professional such as Paul to lead our investor relations efforts. Paul has experience as both an investment manager and a sellside analyst and is well positioned to further expand our institutional shareholder base as we advance our breakthrough lysin and monoclonal antibody platforms.”

Josh Muntner brings over 15 years of healthcare investment banking experience to ContraFect, and has been involved with a wide range of capital markets and advisory transactions with approximately $11bn in value. Most recently, Mr. Muntner was a Managing Director and Co-Head of Healthcare Investment Banking at Janney Montgomery Scott, where he was responsible for originating and executing equity financing and M&A transactions for the firm’s life science clients. Prior to Janney, Mr. Muntner served as Managing Director at ThinkEquity, where he re-established the firm’s healthcare banking practice. Mr. Muntner spent nine years at Oppenheimer & Co. and its predecessor, CIBC World Markets, after starting his investment banking career at Prudential Securities. Mr. Muntner received his MBA from the UCLA Anderson School of Management and a Bachelor of Fine Arts from Carnegie Mellon University.

Paul Boni has over 14 years of experience as an investor, analyst and executive in the biotechnology industry. Prior to joining ContraFect, Mr. Boni was the Global Head of Research at Integreon, where he was in charge of the firm’s strategic research business and carried out special project work for its key life science and financial services clients. Previously, Mr. Boni worked as an analyst/portfolio manager at PAW Partners where he covered healthcare investments. Before moving to the buy-side, Mr. Boni also served as Vice President of Equity Research at Punk, Ziegel and Company (later acquired by Ladenburg Thalmann Financial Services) and also covered biotechnology stocks at Mehta and Isaly (later split into Orbimed Advisors and Mehta Partners). Mr. Boni received his BS from Harvard College with honors in Biology.

About ContraFect

ContraFect is a biotechnology company focused on discovering and developing therapeutic protein and antibody products for life-threatening, drug-resistant infectious diseases, particularly those treated in hospital settings. Due to drug-resistant and newly emerging pathogens, hospital-acquired infections are currently the fourth leading cause of death in the United States, behind heart disease, cancer and stroke. We intend to address drug-resistant infections using our therapeutic product candidates from our lysin and monoclonal antibody platforms to target conserved regions of either bacteria or viruses (regions that are not prone to mutation). ContraFect’s initial product candidates include new agents to treat antibiotic-resistant infections such as MRSA (drug-resistant staphylococcus bacteria) and influenza.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “potential,” “expand,” “advance” or similar references to future periods. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on ContraFect’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are beyond ContraFect’s control, including those detailed in ContraFect’s filings with the Securities and Exchange Commission. Specific forward-looking statements in this release include statements regarding the anticipated value that our new senior team management members will bring, our ability to expand our company and our institutional shareholder base, and our ability to advance our lysin and antibody platforms to address drug-resistant infections, all of which are subject to certain assumptions, risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Any forward-looking statement made by ContraFect in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, ContraFect expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contacts

Paul Boni

ContraFect Corporation

Tel: 914-207-2317

Email: Email Contact

Barbara Ryan

Clermont Partners

Tel: 203-274-2825

Email: Email Contact

Source: ContraFect Corporation